AMENDMENT TO

AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT

This Amendment to the Amended and Restated Fund Administration Servicing Agreement (this “Amendment”), dated February 26, 2019, is made and entered into by and among LKCM Funds, a Delaware statutory trust (“Trust”), and U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

WHEREAS, the Trust and Fund Services are parties to that certain Amended and Restated Fund Administration Servicing Agreement, dated November 17, 2009, as amended (the “Agreement”).

WHEREAS, the parties desire to amend the fees of the Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.    Amendment. Effective as of the date hereof, Amended Exhibit B of the Agreement shall be replaced in its entirety by Second Amended Exhibit B attached to this Amendment.

2.    Full Force and Effect. Except as expressly set forth herein, the Agreement, as amended hereby, shall remain in full force and effect.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

LKCM FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Jacob D. Smith	By:	/s/ Anita M. Zagrodnik
Name:	Jacob D. Smith	Name:	Anita M. Zagrodnik
Title:	CFO/CCO	Title:	Senior VP 3/27/19

Second Amended Exhibit B to the Amended and Restated Fund Administration Servicing Agreement – LKCM Funds

Fund Administration & Portfolio Compliance Services Fee Schedule, effective May 1, 2019

Domestic and International Equity Funds, LKCM Balanced Fund, and LKCM Fixed Income Fund

Annual Fee Based Upon Average Net Assets per Fund*

[…] basis points on the […] $[…]

[…] basis points on the next $[…]

[…] basis points on the […]

Minimum Annual Fee: $[…] per fund

•	Additional fee of $[…] for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

All Other Funds

Annual Fee Based Upon Average Net Assets per Fund*

[…] basis points on the first $[…]

[…] basis points on the next $[…]

[…] basis points on the next $[…]

[…] basis points on the […]

Minimum Annual Fee: $[…] per fund

•	Additional fee of $[…] for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee per Fund

Advisor Information Source – On-line access to portfolio management and compliance information.

Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.

Core Tax Services – See Additional Services Fee Schedule

Third Party Administrative Data Charges (descriptive data for each security)

$[…] per security per […] for fund administrative data

SEC Modernization Requirements

•	Form N-PORT – $[…] per year, per […]

•	Form N-CEN – $[…] per year, per […]

Chief Compliance Officer Support Fee

•	$[…] per year per fund complex

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, PFIC monitoring and conversion expenses (if necessary).

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. U.S. Bank legal administration (e.g., annual legal administration and subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

In addition to the fees described above, and subject to mutual agreement of the parties, additional reasonable fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*	Subject to annual CPI increase – All Urban Consumers – U.S. City Average

Fees are calculated pro rata and billed monthly.

Amended Exhibit B (continued)

Fund Start-up & Registration Services Project Fee Schedule

Legal Administration Service Proposal – In support of external legal counsel

$[...] per project – […]

$[...] per project – […]

$[...] per project – […]

$[…] per project – […]

(Excludes Trust counsel fee; subject to services provided; if applicable)

•	Additional fee of $[…] per sub-advisor

•	Additional fee of $[…] per drafting multi-manager exemptive application (does not include outside legal costs)

Additional Legal Administration Services

•	Subsequent new fund launch – $[…] per project

•	Subsequent new share class launch – $[…] per project

•	Multi-managed funds – as negotiated based upon specific requirements

•	Proxy – as negotiated based upon specific requirements

•	Annual legal update – $[…] per project

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

•	Postage, if necessary, Federal and state regulatory filing fees, expenses from Board of Trustee meetings, Third party auditing and legal expenses, EDGAR/XBRL filing

The Fund start-up and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed […] % following the selection of U.S. Bank and […] % 75 days after the preliminary registration statement is filed with the SEC filings.

Extraordinary services – negotiated based upon specific requirements

•	Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications

Second Amended Exhibit B (continued)

Fund Administration & Portfolio Compliance Services

Additional Services Fee Schedule

•	Tax Free Transfer In-Kind Cost Basis Tracking* – $[…] per sub-account per year

Daily Compliance Services (if required)

•	Base fee – $[…] per fund per year

•	Setup – $[…] per fund group

Section 18 Compliance Testing

•	$[…] set up fee per fund complex

•	$[…] per fund per month

Section 15(c) Reporting

•	$[…] per fund per standard reporting package*

*	Standard reporting packages for annual 15(c) meeting

•	Expense reporting package: […] peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report

•	Performance reporting package: Peer Comparison Report

•	Additional 15c reporting is subject to additional charges

•	Standard data source – Morningstar; additional charges will apply for other data services

Equity & Fixed Income Attribution Reporting

•	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Core Tax Services

M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services

•	Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[…] per year

•	Additional Capital Gain Dividend Estimates – (First two included in core services) – $[…] per additional estimate

•	State tax returns - (First two included in core services) – $[…] per additional return

Tax Reporting – MLP C-Corporations

Federal Tax Returns

•	Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[…]

•	Prepare Federal and State extensions (If Applicable) – Included in the return fees

•	Prepare provision estimates – $[…] Per estimate

State Tax Returns

•	Prepare state income tax returns for funds and blocker entities – $[…] per state return

•	Sign state income tax returns – $[…] per state return

•	Assist in filing state income tax returns – Included with preparation of returns

•	State tax notice consultative support and resolution – $[…] per fund

BookMark Electronic Board Book Portal (Currently Not Using)

•	U.S. Bank will establish a central, secure portal for Board materials using a unique client board URL.

•	Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.

•	Features password-protected, encrypted servers with automatic failover.

•	Training and ongoing system support.

•	Accessible from your smart phone or iPad.

•	Allows multiple users to access materials concurrently.

•	Searchable archive.

•	Ability to make personal comments.

Annual Fee per Trust

•	[…] – […] users – $[…]

•	[…] – […] users – $[…]

•	[…] – […] users – $[…]

•	[…] – […] users – $[…]

Diligent Boardbooks

•	Online portal to access board book documents. Each user will receive both online and offline capability access

•	Minimum fee (includes 1 board, 1 committee and 12 users)

•	12 users may consist of any combination of Board Members/ Executives and Administrators

•	Accessing Entities and Individuals	Installation Fee		Annual Fee
	Affiliate Package	$[…	]	$[…	]
	Additional Boards	$[…	]	$[…	]
	Additional Committees/Meeting Groups	$[…	]	$[…	]
	Additional Online & Offline Users (Board Members/Execs)	$[…	]	$[…	]
	Online and Offline Users (Administrative)	$[…	]	$[…	]